Exhibit 99.1

OfficeMax Incorporated 263 Shuman Boulevard Naperville, IL 60563

News Release

OfficeMax Media Contacts	OfficeMax Investor Contact
Bill Bonner	John Jennings
630 864 6066	630 864 6820

For Immediate Release: May 17, 2007

OFFICEMAX ANNOUNCES DEPARTURE OF PRESIDENT OF
CONTRACT DIVISION

Naperville, Ill. — OfficeMax® Incorporated (NYSE: OMX) today announced that Michael Rowsey, president of the OfficeMax contract division, is departing the company effective immediately.

“We appreciate the many contributions that Mike has made to the company,” said Sam Duncan, chairman and CEO of OfficeMax.

Rowsey held numerous management positions with Boise Office Solutions prior to its 2003 merger with OfficeMax and was named president of the OfficeMax contract division in 2004.

About OfficeMax® Incorporated

OfficeMax Incorporated is a leader in both business-to-business and retail office products distribution. The OfficeMax mission is simple: to help our customers do their best work. The company provides office supplies, print and document services through OfficeMax Impress™, technology products and solutions, and furniture to large, medium and small businesses and consumers. OfficeMax customers are served by approximately 35,000 associates through direct sales, catalogs, e-commerce and more than 900 stores. For more information, visit: http://www.officemax.com.

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